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Consent of Independent Registered Public Accounting Firm

Counterpath Corporation
Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3A (No. 333-200993) and Form S-8 (No.333-200992) of CounterPath Corporation of our report dated July 14, 2015 relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO Canada LLP

Vancouver, Canada
July 14, 2015